UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 5, 2005 (December 1, 2005)
SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other	(Commission	(IRS employer
jurisdiction of incorporation)	file number)	identification number)

1735 Market Street, Suite LL, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)

(866) 248-4344

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
     Item 1.01. Entry into a Material Definitive Agreement
     Effective December 1, 2005, Sunoco Logistics Partners Operations L.P. (“Borrower”) entered into the First Amendment to Credit Agreement (the “First Amendment”), by and among the Borrower; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and Keybank N.A., Sun Trust Bank and Wachovia Bank, N.A., as Co-Documentation Agents; and the other lenders party thereto.
     The First Amendment amends the Borrower’s Credit Agreement, dated as of November 22, 2004 (the “Credit Agreement”), with various lenders from time to time parties thereto, including among others, the administrative agent, syndication agent and co-documentation agents identified above as parties to the First Amendment. The text of the First Amendment is included as Exhibit 10.1 hereto. A copy of the Credit Agreement was filed with the Securities and Exchange Commission on March 18, 2005, as Exhibit 10.1 to Sunoco Logistics Partners L.P.’s annual report on Form 10-K for the year ended December 31, 2004. The Borrower is a wholly owned subsidiary of Sunoco Logistics Partners L.P.
     The First Amendment amends the Credit Agreement by adding a new lender, increasing the current aggregate commitment of lenders to $300 million, and extending the maturity date of the facility to November 22, 2010. The First Amendment also permits the Borrower to: (1) extend the maturity date for an additional period of one year, prior to each of the second and third anniversary of the Credit Agreement effective date; and (2) increase the facility, up to an aggregate amount of $500 million, if it can obtain increased commitments from existing lenders, or the addition of new lenders.
     At the Borrower’s option, advances under the facility may take the form of revolving borrowings comprised of either base rate loans, or Eurodollar loans, made by the lenders ratably in accordance with their respective commitments. Eurodollar loans bear interest at an average British Bankers Association Interest Settlement Rate, plus an applicable rate ranging from .210% to .575% (depending on the credit ratings for the Borrower’s senior unsecured long-term debt). These applicable rates have been reduced from the comparable rates under the existing Credit Agreement.
     The Borrower is charged a participation fee with respect to the participation of lenders in letters of credit. This fee accrues, on the average daily amount of such lender’s letter of credit exposure, at an applicable rate ranging from .210% to .575% (depending on the credit ratings for the Borrower’s senior unsecured long-term debt). In addition, the Borrower is charged a facility fee, at rates ranging from .065% to .175% (depending on the credit ratings for the Borrower’s senior unsecured long-term debt) on the daily amount of each lender’s commitment (whether used or unused). These rates have been reduced from the comparable rates under the Credit Agreement.
     The foregoing brief description is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1	First Amendment to Credit Agreement, dated as of December 1, 2005, by and among Sunoco Logistics Partners Operations L.P., as “Borrower”; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and Keybank N.A., Sun Trust Bank and Wachovia Bank, N.A., as Co-Documentation Agents

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC,
its General Partner
	By:	/s/ COLIN A. OERTON

Colin A. Oerton
Vice President and Chief
Financial Officer
December 5, 2005

EXHIBIT INDEX

Exhibit	Exhibit Number

10.1	First Amendment to Credit Agreement, dated as of December 1, 2005, by and among Sunoco Logistics Partners Operations L.P., as “Borrower”; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and Keybank N.A., Sun Trust Bank and Wachovia Bank, N.A., as Co-Documentation Agents